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                          MANAGED CARE SOLUTIONS, INC.

                                   EXHIBIT 11

- - --------------------------------------------------------------------------------


                     STATEMENTS OF COMPUTATION OF COMMON AND
               COMMON EQUIVALENT SHARES AND EARNINGS PER SHARE (1)

                                                  MAY 31,          MAY 31,         MAY 31,
                                                   1994             1995            1996
                                               ------------     -----------      -----------
Income(loss) from continuing operations         $   623,000     $   461,000      $(2,214,000)

Discontinued operations, net of taxes             3,225,000       3,025,000         (254,000)
                                                -----------     -----------      -----------
Net income (loss)                               $ 3,848,000     $ 3,486,000      $(2,468,000)
                                                ===========     ===========      ===========
Weighted-average common shares outstanding        2,106,000       2,280,000        2,827,000
Treasury stock repurchased                                -         (45,000)        (125,000)
                                                -----------     -----------      -----------
Weighted-average common and common
    equivalent shares outstanding                 2,106,000       2,235,000        2,702,000
                                                ===========     ===========      ===========
Net income (loss) per share (2)
    Continuing operations                       $      0.30     $      0.21      $     (0.82)
    Discontinued operations                            1.53            1.35            (0.09)
                                                -----------     -----------      -----------
                                                $      1.83     $      1.56      $     (0.91)
                                                ===========     ===========      ===========


(1) This exhibit should be read in conjunction with "Summary of Significant Accounting Policies - Earnings Per Share" in Note 2 to the Managed Care Solutions, Inc. financial statements.

(2) Fully dilutive earnings per share have not been presented as amounts are the same as the primary earnings per share.